Exhibit 99.1

BOYD GAMING TO SELL FANDUEL INTEREST FOR $1.755 BILLION

All-Cash Transaction Unlocks Significant, Unrealized Value for Boyd Shareholders

Boyd, FanDuel Extend Market-Access Agreements through 2038

LAS VEGAS – JULY 10, 2025 – Boyd Gaming Corporation (NYSE: BYD) (“the Company” or “Boyd”) today announced it has entered into a definitive agreement to sell the Company’s 5% equity interest in FanDuel Group (“FanDuel”) to Flutter Entertainment plc (NYSE: FLUT) (“Flutter”) for cash consideration of $1.755 billion.

The transaction is expected to close in the third quarter of 2025, subject to regulatory approvals. The Company intends to use net proceeds to reduce debt.

Keith Smith, President and Chief Executive Officer of Boyd, said: “This transaction unlocks the tremendous unrealized value that our investment in FanDuel has created for our Company. As a result, we are in a significantly stronger financial position to continue executing our strategy of investing in our properties, pursuing growth opportunities, returning capital to our shareholders, and maintaining a strong balance sheet.”

In addition to purchasing Boyd’s equity interest in FanDuel, Boyd and FanDuel will terminate certain existing market-access agreements between the parties and enter into new agreements to provide, among other things, for an extended term through 2038. The agreements will also provide Boyd with a fixed fee per state from FanDuel’s mobile sports-betting operations in Iowa, Indiana, Kansas, Louisiana and Pennsylvania, as well as FanDuel’s online casino operations in Pennsylvania, upon the close of this transaction. FanDuel will also continue to operate Boyd’s retail sportsbooks outside of Nevada through mid-2026, after which time Boyd will assume responsibility for these operations.

Under terms of the revised market-access agreements with FanDuel, the Company now expects its Online segment will generate $50 million to $55 million in operating income and Adjusted EBITDAR for the full year 2025, and approximately $30 million in 2026.

Smith added: “The partnership between Boyd and FanDuel has been a remarkable success for both companies. FanDuel has emerged as the nation’s clear leader in online sports-betting, while Boyd has been able to leverage this partnership to profitably participate in the rapid growth of sports betting across the country. It has been a privilege to work with the Flutter and FanDuel teams, and we look forward to supporting FanDuel’s continued growth and success through our market-access agreements across the country.”

Moelis & Company LLC served as exclusive financial advisor to Boyd Gaming on the transaction. Morrison & Foerster LLP served as legal advisor to Boyd Gaming on the transaction, with Brownstein Hyatt Farber Schreck, LLP advising on the commercial agreements.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

•	EBITDA: earnings before interest, taxes, depreciation and amortization,

•

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, net income (loss) attributable to noncontrolling interest and other items, net, as applicable,

•	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,

•	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures.”

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our

GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding future performance. These forward-looking statements are based on the current beliefs and expectations of management and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Boyd Gaming’s ability to control or estimate precisely. These risks and uncertainties include but are not limited to the possibility that the transaction does not obtain regulatory approval or close on the expected terms, or at all; that FanDuel will not have sufficient financing; or other conditions that could arise that delay or prevent the closing. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Celebrating its 50th anniversary in 2025, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service. For additional Company information and press releases, visit https://investors.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

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